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                                                                   EXHIBIT 10.13


                        1992 EMPLOYEE STOCK PURCHASE PLAN

                (AS AMENDED AND RESTATED THROUGH JUNE 25, 2002)

     1. PURPOSE AND SCOPE OF PLAN. The purpose of the 1992 Employee Stock Purchase Plan (the "Plan") is to provide the employees of Computer Network Technology Corporation (the "Company") and its affiliates with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

     2.   DEFINITIONS.

     2.1  Whenever used in this Plan:

          (a) "Affiliate" means any parent or subsidiary corporation of the Company as defined in Sections 424(e) and 424(f) of the Code and whose participation in the Plan has been approved by the Board of Directors.

          (b) Intentionally Omitted

          (c) "Board of Directors" means the board of directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the Compensation Committee of the Board of Directors.

          (f) "Common Stock" means the common stock, par value $.01 per share, of the Company.

          (g) "Company" means Computer Network Technology Corporation.

          (h) "Compensation" means the wages, tips and other compensation paid to a Participant by the Company or an Affiliate and reportable in the box designated "wages, tips, other compensation" on Treasury Form W-2 (or any comparable successor box or form) for the calendar year but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). Compensation shall be determined on a cash basis. Provided, however, that Compensation shall include elective contributions made by the Company or an Affiliate on behalf of a Participant that are not includible in gross income under sections 125, 402(a)(8), 402(h), 403(b), 414(h)(2) and 457 of the Code
including elective contributions authorized by a


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Participant under a cafeteria plan or any other qualified cash or deferred arrangement under section 401(k) of the Code. Provided, further that Compensation shall exclude all of the following: (i) reimbursements or other expense allowances including foreign service allowances, station allowances, foreign tax equalization payment and other similar payments; (ii) welfare and fringe benefits (both cash and non-cash) including third-party sick pay (i.e., short-term and long-term disability insurance benefits), income imputed from insurance coverages and premiums, employee discounts and other similar amounts, payments for vacation or sick leave accrued but not taken, final payments on account of termination of employment (i.e., severance payments) and settlement for accrued but unused vacation and sick leave; (iii) moving expenses; (iv) deferred compensation (both when deferred and when received); (v) the Saturday Night Stay-over Program; and (vi) any income related to the exercise of nonqualified stock options, the sale of stock within eighteen months of receipt under the Employee Stock Purchase Plan, the stock options received pursuant to any Company or Affiliate stock option plan, or the vesting of restricted stock under any Company or Affiliate stock award plan.

          (i) "Eligible Employee" means any employee of the Company or an Affiliate whose customary employment is (i) at least 20 hours per week and (ii) for more than 5 months in any calendar year, provided, however, that "Eligible Employee" shall not include any person who would be deemed for purposes of
Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

          (j)  Intentionally Omitted

          (k)  "Fair Market Value" as of any date means:

                    (i) the closing sale price of a share of Common Stock on the date specified or, if no sale of shares of Common Stock shall have occurred on that date, on the next preceding day on which a sale occurred of shares on the National Association of Securities Dealers Inc. Automated Quotations National Market System ("NMS"), or

                    (ii) if the shares of Common Stock are not quoted on the NMS, what the Committee determines in good faith to be the fair market value of a share of Common Stock on that date.

     If such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423(b) of the Code, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14 hereof.


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         (l) "Participant" means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4.

         (m) "Plan" means this 1992 Employee Stock Purchase Plan.

         (n) "Purchase Period" through November 30, 2001, means each six-month period ending on November 30 and May 31; and commencing December 1, 2001, means the period from December 1, 2001 and ending June 30, 2002; and thereafter, each six month period ending on June 30 and December 31 during the remainder of the term of this Plan.

         (o) "Stock Purchase Account" means the account maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.

     3. SCOPE OF THE PLAN. Options to purchase shares of Common Stock may be granted by the Company to Eligible Employees during the period commencing July 1, 1992 and ending June 30, 2012 as hereinafter provided, but not more than 1,500,000 shares of Common Stock shall be purchased pursuant to such options. Shares shall be subject to adjustment as provided in Section 14 hereof. Provided, however, that if insufficient shares are available for issuance under the Plan for a Purchase Period, then in that Purchase Period the shares of Common Stock available shall be allocated among the Participants pro-rata based on the relative amount of contributions made by each during the Purchase Period, with any amount not used to purchase Common Stock refunded to the Participant in cash. All options granted pursuant to this Plan shall be subject to the same terms, conditions, rights, and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may be acquired shares having the status of authorized but unissued shares, newly issued shares, or both.

     4. ELIGIBILITY AND PARTICIPATION. To be eligible to participate in this Plan for a given Purchase Period, an employee must be an Eligible Employee on the first day of such Purchase Period. An Eligible Employee may elect to participate in the Plan by filing an enrollment form with the Committee in advance of the Purchase Period that authorizes regular payroll deductions from Compensation beginning with the first payday in the Purchase Period and continuing until the Eligible Employee withdraws from the Plan or ceases to be an Eligible Employee.


     5.  AMOUNT OF COMMON STOCK EACH ELIGIBLE EMPLOYEE MAY PURCHASE.

     5.1 Subject to the provisions of this Plan, each Eligible Employee shall be offered the option to purchase on the last day of the Purchase Period the largest number of whole shares of Common Stock that can be purchased at the price specified in Section 5.2 hereof with the entire credit balance in the Participant's Stock Purchase Account: provided however, that no more than the lesser of (i) 2,500 shares of Common Stock and other stock for each Purchase Period or (ii) $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of shares of Common Stock and other stock may be purchased under this Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any Participant for each calendar year. If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3 hereof, however, each Participant shall be allocated a ratable portion of the maximum number of shares of Common Stock, which may be sold.


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         5.2 The purchase price of each share of Common Stock sold pursuant to this Plan will be the lesser of (i) 85% of the Fair Market Value of such share on the first business day of the Purchase Period or (ii) 85% of the Fair Market Value of such share on the last business day of the Purchase Period.

     6.  METHOD OF PARTICIPATION.

         6.1 The Committee shall give notice to Eligible Employees of each offering of options to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for each offering. Such notice is subject to revision by the Company at any time prior to the date of grant of the option. The first day of a Purchase Period is the date contemplated by the Company as the date of grant of the option to purchase such shares.

         6.2 Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by signing an election form developed by the Committee. An Eligible Employee may elect withholding from Compensation in any whole percentage from 0% to 10%. Notwithstanding the foregoing, a Participant may not withhold more than $5,000 in the aggregate during each Purchase Period. An election to participate in the Plan and to authorize payroll deductions as described herein must be made before the commencement of the Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from this Plan, modifies his or her authorization, or terminates his or her employment with the Company as hereinafter provided.

         6.3 Any Eligible Employee who does not make a timely election as provided in Section 6.2 hereof shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.

     7.  STOCK PURCHASE ACCOUNT.

         7.1 The Company shall maintain a Stock Purchase Account for each Participant. Payroll deductions pursuant to Section 6 hereof will be credited to such Stock Purchase Accounts on each payday.

         7.2 No interest will be credited to a Participant's Stock Purchase Account.

         7.3 The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company.

         7.4 A Participant may not make any separate cash payment into his or her Stock Purchase Account.

     8.  RIGHT TO REDUCE PARTICIPATION OR TO WITHDRAW.

         8.1 A Participant may, at any time during a Purchase Period, direct the Company to make no further deductions from his or her Compensation or to reduce the amount of such deductions. Upon either of such actions, future payroll deductions with respect to such Participant shall cease or be reduced in accordance with the Participant's direction.


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         8.2 Any Participant who stops payroll deductions may not thereafter resume payroll deductions for the Purchase Period, and any Participant who decreases payroll deductions may not thereafter further decrease or increase such deductions, except that he or she may stop further deductions.

         8.3 At any time before the end of a Purchase Period, any Participant may also withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant, without interest, in cash within 60 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period.

         8.4 Notification of a Participant's election to reduce or terminate deductions, or to withdraw from the Plan, shall be made by the filing of an appropriate notice to such effect with the Committee.

     9.  TERMINATION OF EMPLOYMENT.

         9.1 If the employment of a Participant is terminated prior to conclusion of the Purchase Period because of death, permanent disability, or retirement at or after age 65, or earlier with the consent of the Committee, the Participant or his or her legal representative, as applicable, may either:

                 (a) withdraw from the Plan, in which event the Company shall refund in cash the entire balance in the Participant's Stock Purchase Account; or

                 (b) elect to receive a distribution of only a portion of his or her Stock Purchase Account, in which event the Company shall refund such portion in cash and shall leave the balance of the Stock Purchase Account to be applied at the end of the Purchase Period towards the acquisition of shares of Common Stock as provided in Section 10 hereof.

         9.2 The election of a Participant or his or her legal representative, as applicable, pursuant to Section 9.1 shall be made within three months of the event causing the termination of employment, but not (except in the case of death) later than the conclusion of the Purchase Period. Notification of the election shall be filed with the Committee and, in the event no notification has been filed within the prescribed period, the Participant shall be deemed to have elected to withdraw from the Plan in accordance with Section 9.1 (a) hereof.

         9.3 If the employment of a Participant is terminated for any reason other than those specified in Section 9.1 hereof, the Company shall refund in cash all amounts credited to his or her Stock Purchase Account.

     10. EXERCISE OF OPTION AND PURCHASE OF SHARES.

         10.1 As of the last day of the Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Common Stock purchasable with such amount (subject to the limitations of Section 5 hereof) unless the Participant has filed an appropriate form with the Committee in advance of that date (which either elects to purchase a specified number of whole shares which is less than the number described above or elects to receive the entire credit balance in cash).
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         10.2 Any amount remaining in a Participant's Stock Purchase Account after such purchase (or the entire credit balance if the Participant elected not to purchase any shares) will be paid to the Participant in cash within 60 days after the end of the Purchase Period.

         10.3 As soon as practicable after the close of the Purchase Period, certificates for the number of whole shares of Common Stock, determined as aforesaid, purchased by each Participant shall be issued and delivered to him or her.

         10.4 The Company may withhold from any cash payment to an employee or other person (including a Successor or a Transferee) an amount sufficient to cover any withholding taxes required or permitted to be withheld from the employee or other person. The Company shall have the right to require an employee or other person receiving Common Stock under this Plan to pay to the Company a cash amount sufficient to cover any withholding taxes, including any income tax, social security tax, national insurance contribution, or other kind or type of tax for which the employee, the Company or any Affiliate may be liable as a consequence of the employee or other person participating in or receiving Common Stock under the Plan. In lieu of all or any part of such a cash payment from a person receiving Common Stock under this Plan, the Committee may permit the individual to elect to cover all or any part of the withholdings, and to cover any additional withholdings up to the amount needed to cover the full amount of federal, state, and local tax with respect to income arising with respect to transactions under the Plan, through a reduction of the number of shares of Common Stock delivered to such individual or a subsequent return to the Company of shares of Common Stock held by the employee or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws. The Company or the relevant Affiliate may in accordance with and to the extent it is able under the laws of the jurisdiction with respect to which a tax is owed, deduct the relevant amount from current or subsequent earnings payable to the employee. To the extent that the Company or the relevant Affiliate cannot (or does not) make the relevant deductions, the employee or person receiving the Common Stock shall enter into such other arrangements for the individual to reimburse the Company or the Affiliate for the amount of the tax liability as the Company shall require, and the Company may make the individual's agreement to such arrangements a condition of participation in or the receipt of any Common Stock under the Plan.

     11. RIGHTS AS A STOCKHOLDER. A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until he or she actually has paid the purchase price for such shares and certificates have been issued to him or her in accordance with
Section 10.

     12. RIGHTS NOT TRANSFERABLE. A Participant's rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign, or transfer the same shall be null and void and without effect. The amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged, or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation, or other disposition of such amounts will be null and void and without effect.




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     13. ADMINISTRATION OF THE PLAN.

         13.1 This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation, and application of this Plan, and all such determinations shall be conclusive and binding on all parties.

         13.2 If any option granted under this Plan shall lapse or terminate unexercised, the number of shares of Common Stock covered thereby shall again become available for sale under this Plan.

     14. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event or any change in the Common Stock of the Company by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares, and the like, the aggregate number and class of shares available under this Plan and the number, class, and purchase price of shares under option but not yet purchased under this Plan, shall be adjusted appropriately by the Committee.

     15. REGISTRATION OF CERTIFICATE. Stock certificates will be registered in the name of the Participant, or jointly in the name of the Participant and another person, as the Participant may direct on an appropriate form.

     16. AMENDMENT OF PLAN. The Board of Directors may at any time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to options accepted under this Plan, except that, without stockholder approval on the same basis as required by Section 19.1, no amendment shall be made (i) to increase the number of shares to be reserved under this Plan, (ii) to decrease the minimum purchase price, (iii) to withdraw the administration of this Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.

     17. EFFECTIVE DATE OF PLAN. This Plan shall consist of an offering commencing July 1, 1992 and ending May 31, 1993 and thereafter 4 consecutive annual offerings beginning on June 1 of each year and ending on May 31 of the subsequent year; and commencing June 1, 1997 and ending November 30, 2001, 9 consecutive six-month offerings beginning on June 1 and December 1; and commencing December 1, 2001 and ending June 30, 2002, a seven month offering period; and thereafter, 20 consecutive six month periods ending on December 31 and June 30 during the remainder of the term of this Plan. All rights of Participants in any offering hereunder shall terminate at the earlier of the conclusion of the last Purchase Period authorized herein on June 30, 2012 or:

         17.1 On the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase;

         17.2 At any time, at the discretion of the Board of Directors, after 30 days' notice has been given to all Participants.

     Upon termination of this Plan, shares of Common Stock in accordance with
Section 10 shall be issued to Participants, and cash, if any, remaining in the Participants' Stock Purchase Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.


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     18. GOVERNMENTAL REGULATIONS AND LISTING. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale, or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933 as amended, covering the shares of Common Stock purchasable under options on the last day of the Purchase Period applicable to such options, and if such a registration statement shall not then be effective, the term of such options and the Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to the National Association of Securities Dealers, Inc. covering the shares of Common Stock under the Plan upon official notice of issuance.

     19. MISCELLANEOUS.

         19.1 This Plan shall be submitted for approval by the stockholders of the Company prior to May 31, 1992. If not so approved prior to such date, this Plan shall terminate on June 1, 1992.

         19.2 This Plan shall not be deemed to constitute a contract of employment between the Company and Participant, nor shall it interfere with the right of the Company to terminate any Participant and treat him or her without regard to the effect, which such treatment might have upon him or her under this Plan.

         19.3 Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural, and the plural may be read as the singular.

         19.4 This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

         19.5 Delivery of shares of Common Stock or of cash pursuant to this Plan shall be subject to any required withholding taxes. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.